Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	Corporate Communications, Inc.
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@cci-ir.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FOURTH-QUARTER FINANCIAL RESULTS

Revenues of $196.0 Million

Net Income of $8.4 Million, or $0.53 per Diluted Share

Adjusted Earnings per Diluted Share up 12.3% to $0.82

Adjusted EBITDA Increases 11.6% to $20.9 Million

Frisco, Texas (February 25, 2021) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the fourth quarter and year ended December 31, 2020.

Net service revenues increased 1.9% for the fourth quarter to $196.0 million from $192.4 million for the fourth quarter of 2019. Net income was $8.4 million for the fourth quarter of 2020, compared with $10.7 million for the fourth quarter last year, while net income per diluted share was $0.53 compared with $0.68 for the same period a year ago. Adjusted EBITDA increased 11.6% to $20.9 million for the fourth quarter of 2020 from $18.8 million for the fourth quarter of 2019. Adjusted net income per diluted share was $0.82 for the fourth quarter of 2020 compared with $0.73 for the fourth quarter of 2019. (See page 8 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.)

Adjusted net income per diluted share for the fourth quarter of 2020 excludes COVID-19 expenses of $0.01, M&A expenses of $0.15, restructure and other non-recurring costs of $0.03, and stock-based compensation expense of $0.10. Adjusted net income per diluted share for the fourth quarter of 2019 excluded the favorable impact of the retroactive Illinois rate increase of $0.12, M&A expenses of $0.08, restructure and other non-recurring costs of $0.01 and stock-based compensation expense of $0.08.

For 2020, net service revenues increased 17.9% to $764.8 million from $648.8 million for 2019. Net income from continuing operations increased 28.4% to $33.1 million for 2020 compared with $25.8 million for the prior year, while net income from continuing operations per diluted share increased to $2.08 from $1.81. Adjusted EBITDA was $76.9 million for 2020, an increase of 31.0% compared with $58.7 million for 2019. Adjusted net income from continuing operations per diluted share grew 23.2% to $3.08 for 2020 from $2.50 for 2019.

Adjusted net income per diluted share for the full year 2020 excludes loss on sale of assets of $0.01, COVID-19 expenses of $0.07, M&A expenses of $0.34, restructure and other non-recurring costs of $0.28, and stock-based compensation expense of $0.30. Adjusted net income per diluted share for the full year 2019 excluded interest income from Illinois of $0.03, M&A expenses of $0.26, restructure and other non-recurring costs of $0.14, and stock-based compensation expense of $0.32.

Commenting on the results, Dirk Allison, President and Chief Executive Officer, said, “We are pleased to report solid financial and operating results for the fourth quarter and 2020, capping off another year of impressive growth and progress for Addus. These results were achieved despite some extraordinary challenges, including the substantial surge of COVID-19 cases during November and December. We commend the heroic work and dedication of our team of frontline caregivers and support staff who continue our mission to provide essential home care services and serve the needs of patients who count on Addus for safe and cost-effective care. As conditions surrounding the pandemic begin to improve and vaccinations become more widely distributed across the country, we are confident that Addus is well positioned to meet expected demand in a less restrictive and more favorable environment.”

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ADUS Announces Fourth-Quarter and 2020 Financial Results

February 25, 2021

At December 31, 2020, the Company had cash of $145.1 million and bank debt of $196.6 million, with availability under its revolving credit facility of $112.6 million. Net cash provided by operating activities was $36.1 million for the fourth quarter of 2020 and $109.4 million for 2020, the highest annual level in Addus history.

Mr. Allison added, “In addition to organic growth, we continued to pursue strategic acquisition opportunities in 2020. Despite the pandemic, we were able to complete four acquisitions for the year with a total of approximately $84 million in annualized revenue. The integration process has gone well for these transactions, and we are excited to have these new providers and caregivers join the Addus family. We intend to continue pursuing aggressive acquisition objectives in 2021 with a strong pipeline in each of our personal care, hospice, and home health segments. Our capital structure supports this important aspect of our growth strategy and allows us to take advantage of future acquisition opportunities as they occur.

“Looking ahead to 2021, we are confident that we are well-positioned to achieve further profitable growth both organically and from acquisitions. We remain focused on our mission to provide home care services that allow individuals to remain in the safety and comfort of their preferred home setting. We are proud of our ability to execute our strategy this past year, and we believe we have an exceptional team in place that provides a stable foundation for continued success as a leading provider of home care services. Addus offers a strong value proposition, and we look forward to extending our market reach while continuing to deliver value to our shareholders,” Mr. Allison concluded.

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA, and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income as net income before the net-of-tax amounts of interest income from the State of Illinois, COVID-19 adjustments for temporary rate increases and expenses, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. The Company defines adjusted EBITDA as net income before interest expense, interest income, other non-operating income, COVID-19 adjustments for temporary rate increases and expenses, taxes, depreciation, amortization, interest income from the State of Illinois, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. The Company defines adjusted diluted earnings per share as earnings per share adjusted for interest income from the State of Illinois, COVID-19 expenses, M&A expenses, stock compensation expense and restructure expense, severance and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted diluted earnings per share to earnings per share, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA and adjusted diluted earnings per share are useful to investors, management, and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers. With respect to COVID-19 expenses, the Company views these expenses as unrelated to the Company’s long-term performance since they are directly related to the sudden onset COVID-19 pandemic. With respect to COVID-19 temporary rate increases, the Company similarly views these as unrelated to the Company’s long-term performance and has adjusted for those increases, net of the amount required to be passed through to caregivers as a condition of the increase.

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ADUS Announces Fourth-Quarter and 2020 Financial Results

February 25, 2021

Conference Call

Addus will host a conference call on Friday, February 26, 2021, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 9398711. A telephonic replay of the conference call will be available through midnight March 5, 2021, by dialing (855) 859-2056 (international dial-in number is (404)-537-3406) and entering pass code 9398711. A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, the anticipated impact to our business operations, reimbursements and patient population due to the recent COVID-19 global pandemic, caused by a novel strain of the coronavirus (COVID-19), and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 10, 2020, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to approximately 44,000 consumers through 212 locations across 22 states. For more information, please visit www.addus.com.

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ADUS Announces Fourth-Quarter and 2020 Financial Results

February 25, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2020	2019	2020	2019
Net service revenues	$195,996	$192,376	$764,775	$648,791
Cost of service revenues	136,892	134,834	538,538	469,553

Gross profit	59,104	57,542	226,237	179,238
	30.2%	29.9%	29.6%	27.6%
General and administrative expenses	44,209	39,803	169,679	133,912
Depreciation and amortization	3,179	3,209	12,051	10,574

Total operating expenses	47,388	43,012	181,730	144,486

Operating income from continuing operations	11,716	14,530	44,507	34,752

Total interest expense, net	832	514	2,565	1,582

Income before income taxes	10,884	14,016	41,942	33,170
Income tax expense	2,435	3,279	8,809	7,359

Net income from continuing operations	8,449	10,737	33,133	25,811
Discontinued operations:
Loss from Home Health Business, net of tax	—	—	—	(574)

Earnings from discontinued operations	—	—	—	(574)

Net income	$8,449	$10,737	$33,133	$25,237

Net income (loss) per diluted share:
Continuing Operations	$0.53	$0.68	$2.08	$1.81

Discontinued Operations	$—	$—	$—	$(0.04)

Weighted average number of common shares outstanding:
Diluted	16,013	15,881	15,956	14,248

Cash Flow Information:	For the Three Months Ended December 31,		For the Twelve Months Ended December,
	2020	2019	2020	2019
Net cash provided by operating activities	$36,112	$3,935	$109,411	$12,019
Net cash (used in) investing activities	(196,729)	(132,396)	(214,236)	(188,697)
Net cash provided by financing activities	135,364	566	138,189	217,986

Net change in cash	(25,253)	(127,895)	33,364	41,308
Cash at the beginning of the period	170,331	239,609	111,714	70,406

Cash at the end of the period	$145,078	$111,714	$145,078	$111,714

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ADUS Announces Fourth-Quarter and 2020 Financial Results

February 25, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31,
	2020	2019
Assets
Current assets
Cash	$145,078	$111,714
Accounts receivable, net	132,650	149,680
Prepaid expenses and other current assets	9,969	7,993

Total current assets	287,697	269,387

Property and equipment, net	19,749	12,156

Other assets
Goodwill	469,072	275,368
Intangible assets, net	71,549	57,079
Deferred tax assets, net	6,524	1,647
Operating lease assets	37,991	21,111

Total other assets	585,136	355,205

Total assets	$892,582	$636,748

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$23,705	$19,641
Accrued payroll	35,815	30,587
Accrued expenses	37,564	22,429
Government stimulus advances	32,087	—
Accrued workers compensation	13,759	14,143
Current portion of long-term debt, net of debt issuance costs	971	728

Total current liabilities	143,901	87,528

Long-term debt, less current portion, net of debt issuance costs	193,901	59,164
Long-term lease liability, less current portion	35,516	14,301
Other long-term liabilities	588	163

Total long-term liabilities	230,005	73,628

Total liabilities	373,906	161,156

Total stockholders’ equity	518,676	475,592

Total liabilities and stockholders’ equity	$892,582	$636,748

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ADUS Announces Fourth-Quarter and 2020 Financial Results

February 25, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenues by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2020	2019	2020	2019
Personal Care	$164,384	$161,604	$647,233	$580,728
Hospice	27,574	26,373	101,297	53,601
Home Health	4,038	4,399	16,245	14,462

Total Revenue	$195,996	$192,376	$764,775	$648,791

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ADUS Announces Fourth-Quarter and 2020 Financial Results

February 25, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2020	2019	2020	2019
General

Personal Care
States served at period end	—	—	22	24
Locations at period end	—	—	170	152
Average billable census - same store	37,665	39,179	37,641	37,892
Average billable census - acquisitions (1)	1,538	—	1,558	1,296
Average billable census total	39,203	39,179	39,199	39,188
Billable hours (in thousands)	7,820	7,814	30,645	29,732
Average billable hours per census per month	66.0	66.0	64.7	62.7
Billable hours per business day	118,490	118,393	116,967	113,915
Revenues per billable hour	$20.98	$20.10	$21.07	$19.50
Organic growth
- Revenue	2.6%	13.6%	5.9%	8.2%

Hospice
Locations served at period end	—	—	34	35
Admissions	1,983	1,547	6,376	3,095
Average daily census	2,492	1,841	2,619	1,783
Average length of stay	108.3	92.6	104.9	106.8
Patient days	174,407	170,336	657,172	349,866
Revenue per patient day	$158.10	$154.83	$154.14	$153.20
Organic growth
- Revenue	(10.6)%	20.4%	(5.3)%	—%
- Average daily census	(13.5)%	22.7%	1.2%	—%

Home Health
Locations served at period end	—	—	10	11
New Admissions	1,088	1,022	4,122	3,347
Recertifications	572	709	2,578	2,658
Total Volume	1,660	1,731	6,700	6,005
Visits	26,890	33,675	118,470	108,863
Organic growth
- Revenue	(8.2)%	12.3%	(3.0)%	—%
- Total volume	(4.1)%	7.0%	9.1%	—%

Percentage of Revenues by Payor:
Personal Care
State, local and other governmental programs	49.8%	50.8%	50.2%	52.2%
Managed care organizations	45.0	43.0	44.3	41.3
Private duty	3.0	3.6	3.2	3.7
Commercial	1.5	1.6	1.5	1.6
Other	0.7%	1.0%	0.8%	1.2%

Hospice
Medicare	93.2%	92.6%	92.9%	92.6%
Managed care organizations	4.4	5.1	4.9	5.2
Other	2.4%	2.3%	2.2%	2.2%

Home Health
Medicare	76.8%	74.4%	78.6%	77.6%
Managed care organizations	21.3	24.3	19.6	20.3
Other	1.9%	1.3%	1.8%	2.1%

(1)

The average billable census in acquisitions of 1,199 for the three months ended December 31, 2019, was reclassified to average billable census - same stores for comparability purposes. The average billable census for the three and twelve months ended December 31, 2020, was prorated for the date of the acquisition.

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ADUS Announces Fourth-Quarter and 2020 Financial Results

February 25, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2020	2019	2020	2019
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$8,449	$10,737	$33,133	$25,237
Less: Loss from discontinued operations, net of tax	—	—	—	574

Net income from continuing operations	8,449	10,737	33,133	25,811

Interest expense, net	832	591	2,565	2,233
Interest income from Illinois	—	(77)	—	(651)
Impact of retroactive Illinois rate increase	—	(2,485)	—	—
Loss on sale of assets	13	—	294	—
Secondary offering costs	—	—	—	127
Income tax expense	2,435	3,279	8,809	7,359
Depreciation and amortization	3,179	3,209	12,051	10,574
COVID-19 expense, net	252	—	1,480	—
M&A expenses	3,074	1,593	6,956	4,775
Stock-based compensation expense	2,017	1,581	6,005	5,766
Restructure and other non-recurring costs	694	339	5,614	2,703

Adjusted EBITDA	$20,945	$18,767	$76,907	$58,697

Reconciliation of Adjusted Net Income to Net Income: (2)

Net income	$8,449	$10,737	$33,133	$25,237

Loss from discontinued operations, net of tax	—	—	—	574
Interest income from Illinois, net of tax	—	(59)	—	(507)
Impact of retroactive Illinois rate increase, net of tax	—	(1,903)	—	—
Loss on sale of assets, net of tax	10	—	232	—
COVID-19 expense, net of tax	196	—	1,169	—
M&A expenses, net of tax	2,365	1,220	5,456	3,715
Stock-based compensation expense, net of tax	1,551	1,210	4,728	4,489
Restructuring and other non-recurring costs, net of tax	540	260	4,421	2,202

Adjusted Net Income	$13,110	$11,465	$49,139	$35,710

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)

Net income per diluted share	$0.53	$0.68	$2.08	$1.81

Interest income from Illinois per diluted share	—	—	—	(0.03)
Impact of retroactive Illinois rate increase per diluted share	—	(0.12)	—	—
Loss on sale of assets per diluted share	—	—	0.01	—
COVID-19 expense per diluted share	0.01	—	0.07	—
M&A expenses per diluted share	0.15	0.08	0.34	0.26
Restructure and other non-recurring costs per diluted share	0.03	0.01	0.28	0.14
Stock-based compensation expense per diluted share	0.10	0.08	0.30	0.32

Adjusted net income per diluted share	$0.82	$0.73	$3.08	$2.50

(1)

We define Adjusted EBITDA as earnings before interest expense, interest income from the state of Illinois, other non-operating income, taxes, depreciation, amortization, COVID expenses, M&A expenses, stock-based compensation expense, restructure expenses, other non-recurring costs and loss on the sale of assets associated with Hospice Partners of Kansas. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted Net Income as net income before interest income from the state of Illinois, COVID expenses, M&A expenses, stock-based compensation expense, restructure expenses, other non-recurring costs and loss on the sale of assets associated with Hospice Partners of Kansas. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for interest income from the State of Illinois, COVID expenses, M&A expenses, stock compensation expense and restructure expense, other non-recurring costs and loss on the sale of assets associated with Hospice Partners of Kansas. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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